UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

SYNTHETIC FIXED-INCOME SECURITIES, INC. ON BEHALF OF:
STRATSSM TRUST FOR GOLDMAN SACHS CAPITAL I SECURITIES, SERIES 2005-1

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32527	52-2316339
(Commission File Number)	(IRS Employer Identification No.)

Synthetic Fixed-Income Securities, Inc. 301 South College Street, DC-8 Charlotte, North Carolina	28288
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-214-6289

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
STRATSSM Certificates, Series 2005-1	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The STRATSSM TRUST FOR GOLDMAN SACHS CAPITAL I SECURITIES, SERIES 2005-1, which we refer to herein as the “Trust,” was formed pursuant to the Base Trust Agreement, dated as of September 26, 2003 (the (“Base Trust Agreement”), as supplemented by the STRATSSM Certificates Series Supplement 2005-1 in respect of the Trust dated as of June 13, 2005 (the “Series Supplement” and, together with the Base Trust Agreement, the “Trust Agreement”), each between Synthetic Fixed-Income Securities, Inc., as trustor, and U.S. Bank Trust National Association, as trustee and securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Trust Agreement or the Swap Agreement (as defined below), as applicable.

Section 8 - Other Events

Item 8.01 Other Events.

On June 13, 2005, the Trust entered into a swap agreement (the “Swap Agreement”) pursuant to which the Trust has exchanged interest payments due on the Underlying Securities for payments from the Swap Counterparty for each Distribution Date, which payments are passed through to the Certificateholders under the terms of the Trust Agreement. The Swap Agreement Rate for each Interest Period was determined on each Reset Date in reference to the USD-ISDA-Swap Rate, with a fallback rate of the USD-CMS-Reference Banks, in each case as described in the Swap Agreement. In each case, the method of calculation of the Swap Agreement Rate relies in part on LIBOR to determine such Swap Agreement Rate. Effective April 1, 2015, the ICE Benchmark Administration completed the transition from the USD-ISDA-Swap Rate to a new benchmark named the ICE Swap Rate, which was calculated from tradable quotes sourced from regulated electronic trading venues that required no expert or subjective judgment or panel-bank submissions.

In March 2021, the Alternative Reference Rates Committee (the “ARRC”) suggested a fallback formula (the “ARRC fallback formula”) for the USD LIBOR ICE Swap Rate (“USD LIBOR ISR”) that consists of using the U.S. dollar SOFR ICE Swap Rate (“USD SOFR ISR”), adding the tenor spread adjustment for 3-month U.S. dollar LIBOR of 0.26161% per annum and applying technical adjustments to account for differences in payment frequency and day count conventions between USD LIBOR and SOFR swaps. On June 8, 2022, the ARRC recommended that calculation agents consider the ARRC fallback formula in determining successor rates following the cessation of LIBOR on June 30, 2023, for USD LIBOR ISR where a legacy position cannot be proactively converted and its fallback provisions cannot be amended. On June 30, 2023, ICE Benchmark Administration Limited (“IBA”) began publishing its USD SOFR Spread-Adjusted ICE Swap Rate, which IBA determines in line with the methodology underpinning the ARRC fallback formula.

July 17, 2023 was the first Reset Date following the cessation of LIBOR on June 30, 2023. In determining the Swap Agreement Rate in reference to such Reset Date, the USD-ISDA-Swap Rate was not available, and the dealer poll undertaken by the Calculation Agent pursuant to the terms of the Swap Agreement to determine the USD-CMS-Reference Banks failed. The Swap Agreement does not include provisions that would have allowed for the proactive conversion to a SOFR-based Swap Agreement Rate, and the fallback provisions in the Swap Agreement could not be amended.

The Calculation Agent has determined that, for the purposes of calculating payments on the Swap Agreement by reference to the Reset Date occurring on July 17, 2023 and going forward, the Swap Agreement Rate will be calculated using the USD SOFR ISR, subject to the adjustments, including the 0.26161% per annum tenor spread adjustment, recommended by the ARRC and specified in the ARRC fallback formula and utilized by IBA in determining its USD SOFR Spread-Adjusted ICE Swap Rate. As a result, on the Distribution Date occurring on August 15, 2023 and each Distribution Date thereafter, the Certificateholders will receive payments calculated by reference to the Swap Agreement Rate determined using the ARRC fallback formula.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.
(Registrant)

By:		/s/ Barbara Garafalo
	Name:	Barbara Garafalo
	Title:	President

Date: July 31, 2023

3